Exhibit 3.63

Form BCA-10.30 (Rev. Jan. 1995)	ARTICLES OF AMENDMENT		File # 5551-791-6
George H. Ryan Secretary of State Department of Business Services Springfield, IL 62758 Telephone (217) 782-1832	Filed AUG 6 1998	PAID AUG 13, 1998 GEORGE H. RYAN SECRETARY OF STATE	This space for use by Secretary of State Date 8-6-98 Franchise Tax Filing Fee Penalty Approved: /S/ ILLEGIBLE	$ $25.__ $
Remit payment in check or money order, payable to “Secretary of State.” “The filing fee for articles of amendment—$25.00

1.	CORPORATE NAME: Utility Supply of America, Inc.

(Note 1)

2.	MANNER OF ADOPTION OF AMENDMENT:

The following amendment of the Articles of Incorporation was adapted on August 6, 1998 in the manner indicated in the manner indicated below. (“X” one box only)

☐	By a majority of the Incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;

(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.10, the corporation having Issued no shares as of the time of adoption of this amendment;

(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

(Note 3)

☐	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

(Note 4)

☐	By the shareholders, in accordance with Sections 10.20 end 7.10, a resolution of the board of directors having bean duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not contented In writing have bean given notice In accordance with Section 7.10;

(Notes 4 & 5)

☒	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

(Note 6)

3.	TEXT OF AMENDMENT:
a.	When amendment enacts a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article I: The name of the corporation is:

(NEW NAME)

All changes other than name, include on page 2

(over)

Text of Amendment

b.	(If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

SEE ATTACHED EXHIBIT A

4.	The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable insert “No change”)

NO CHANGE

6.	(a) The manner, it not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-In Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert “No change”)

NO CHANGE

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-In Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert “No change”)

NO CHANGE

	Before Amendment	After Amendment
Paid-in Capital	$	$

(Complete either item 6 or 7 below. All signatures must be in BLACK INK.)

6.	The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated August 6 19 98		Utility Supply of America, Inc.

attested by	/s/ Kathleen E. Graham	by	/s/ Michael J. Graham
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	Kathleen E. Graham, Sect’y		Michael J. Graham, President
	(Type or Print Name and Title)		(Type or Print Name and Title)

7.	If amendment is authorized pursuant to Section 10.10 by the incorporator, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority or the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties or perjury, that the facts stated herein are true.

Dated                                         , 19

EXHIBIT A

RESOLVED, that Article 4 of the Articles of Incorporation of the Corporation be and hereby is amended so that the language of Article Four is deleted in its entirety and replaced with the following language;

“ARTICLE 4

A. AUTHORIZED SHARES

The total number of shares of capital stock which the Corporation has authority to issue is 3,600,000 shares, consisting of:

(1) 3,000,000 shares of Class A Common Stock, no par value (the “Class A Common”); and

(2) 600,000 shares of Class B Common Stock, no par value (the “Class B Common”).

The Class A Common and the Class B Common are hereafter collectively referred to as the “Common Stock.”

Immediately upon the effectiveness of this amendment to Article Four of the Articles of Incorporation, each then outstanding share of the Corporation’s common stock, no par value, shall without further action by the Corporation or the holder thereof be reclassified, changed and converted into one shares of Class A Common, said outstanding shares totaling 324,566.

B. COMMON STOCK

Except as otherwise provided in this Part B or as otherwise required by applicable law, all shares of Class A Common and Class B Common shall be identical in all respects and shall entitle the holders thereof to the same rights, preferences and privileges, subject to the same qualifications, limitations and restrictions, as set forth herein.

Section 1. Voting Rights.

Except as otherwise provided in this Part B or as otherwise required by applicable law, the holders of Class A Common shall be entitled to one vote per share on all matters to be voted on by the Corporation’s stockholders, and the holders of Class B Common shall have no right to vote on any matters to be voted on by the Corporation’s stockholders; provided, however, that the holders of the Class B Common shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Class B Common would receive or be exchanged for consideration different on a per share basis from the consideration received with respect to or in exchange for shares of Class A Common or would otherwise be treated differently from shares of Class A Common, except that shares of Class B Common may, without such a separate class vote, receive or be exchanged for non-voting securities (except as otherwise required by law) which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or in exchange for the Class A Common as long as (i) such non-voting securities are convertible into voting securities on the same terms as the Class B Common is convertible into Class A Common and (ii) all other consideration is equal on a per share basis.

Section 2. Dividends.

As and when dividends are declared or paid with respect to shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of Class A Common and the holders of Class B Common shall be entitled to receive such dividends pro rata at the same rate per share of each class of Common Stock; provided that (i) if dividends are declared or paid in shares of Class A Common or Class B Common, the dividends payable in shares of Class A Common shall be payable to holders of Class A Common and the dividends payable in shares of Class B Common shall be payable to holders of Class B Common and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Class B Common, at such holder’s request, dividends consisting of non-voting securities (except as otherwise required by law) of the Corporation which are otherwise identical to the voting securities and which arc convertible into such voting securities on the same terms as the Class B Common is convertible into the Class A Common.

Section 3. Liquidation.

The holders of the Class A Common and the holders of the Class B Common shall be entitled to participate pro rata the same rate per share of each class of Common Stock in all distributions to the holders of the Common Stock in any liquidation, dissolution or winding up or the Corporation.

Section 4. Conversion.

4A. Conversion of Class B Common.

(i) In connection with the occurrence (or the expected occurrence as described in (iii) below) of any Conversion Event, each holder of Class B Common shall be entitled to convert into an equal number of shares or Class A Common any or all of the shares of such holder’s Class B Common being (or expected to be) distributed, disposed of or sold in connection with such Conversion Event.

(ii) For purposes of this paragraph 4A, a “Conversion Event” shall mean (a) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force) or any Change in Control, as defined below. For the purposes of this paragraph 4A, the term “Change in Control” means (A) any sale or issuance or series of sales or issuances of the Company’s capital stock by the Company or any holder or holders thereof, or any merger, consolidation or other transaction immediately after which (x) Michael J. Graham and William S. Graham no longer possess the voting power to elect a majority of the Corporation’s Board of Directors or (y) Michael J. Graham and William S. Graham no longer hold record or beneficial ownership of a majority of the Corporation’s issued and outstanding capital stock or (z) Michael J. Graham. William S. Graham and individuals related to either of them or trusts or partnerships controlled by Michael J. Graham or William S. or individuals related to Michael J. Graham or William S. Graham no longer hold record and beneficial ownership of at least 90% of the Corporation’s issued and outstanding shares of capital stock (excluding from the calculation or capital stock issued and outstanding, for the purposes of this clause (A), any outstanding shares of Class B Common issued upon exercise of that certain warrant, as it may be amended from time to time, issued by the Corporation pursuant to that certain Note mid Warrant Purchase Agreement between the Corporation and ANB Mezzanine Corporation dated on or about August 5, 1998), or (B) any sale of all or substantially all of the Corporation’s assets on a consolidated basis. For purposes of this paragraph 4A, a “person” shall include any natural person and any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization.

2

(iii) Each holder of Class B Common shall be entitled to convert shares of Class B Common in connection with any Conversion Event if such holder reasonably believes that such Conversion Event shall be consummated, and a written request for conversion from any holder of Class B Common to the Corporation stating such holder’s reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation shall not cancel the shares of Class B Common so converted before the tenth day following such Conversion Event and shall reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Class B Common are converted into shares of Class A Common in connection with a Conversion Event and such shares of Class A Common are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Class A Common shall be promptly converted back into the same number of shares of Class B Common.

4B. Conversion Procedure.

(i) Unless otherwise provided in connection with a Conversion Event, each conversion or shares of Class B Common into shares of Class A Common shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder or such Class B Common stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Common represented by such certificate or certificates into Class A Common. Unless otherwise provided in connection with a Conversion Event, each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificate have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common are to be Issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby.

(ii) Promptly after the surrender of certificates and the receipt of such written notice, the Corporation shall issue and deliver in accordance with the surrendering holder’s instructions (a) the certificate or certificates for the Class A Common issuable upon such conversion and (b) a certificate representing any Class B Common which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

(iii) The issuance of certificates for Class A Common upon conversion of Class B Common shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common.

(iv) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common, solely for the purpose of issuance upon the conversion of the Class B Common, such number of shares of Class A Common issuable upon the conversion of all outstanding Class B Common. All shares of Class A Common which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class A Common may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

3

(v) The Corporation shall not close its books against the transfer of Class B Common or of Class A Common issued or issuable upon conversion of Class B Common in any manner which would interfere with the timely conversion of Class B Common. The Corporation shall assist and cooperate with any holder or Class B common required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class B Common hereunder (including, without limitation, making any filings required to be made by the Corporation).

4C. Stock Splits. If the Corporation in any manner subdivides or combines the outstanding shares of one Class of Common Stock, the outstanding shares of the other Class of Common Stock shall be proportionately subdivided or combined in a similar mariner.

Section 5. Registration of Transfer.

The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of such class as is requested by the holders of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

Section 6. Replacement.

Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation or any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

4

Form BCA-10.30 (Rev. Jan. 1991)	ARTICLES OF AMENDMENT	File # 5551- 791-6
George H. Ryan Secretary of State Department of Business Services Springfield, IL 62758 Telephone (217) 782-1832 Remit payment in check or money order, payable to “Secretary of State.”	Filed APR 29 1993 GEORGE H. RYAN SECRETARY OF STATE	SUBMIT IN DUPLICATE This space for use by Secretary of State Date 4-29-93
		Franchise Tax	$
		Filing Fee	$25.00
		Penalty	$
Approved: /S/ ILLEGIBLE

1.	CORPORATE NAME: Utility Supply of America, Inc.

(Note 1)

2.	MANNER OF ADOPTION:

The following amendment of the Articles of Incorporation was adopted on November 17, 1992 in the manner indicated below. ( “X” one box Only)

☐	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

(Note 2)

☐	By a majority of the board of directors in accordance with Section 10.15, shares having been issued by shareholder action not being required for the adoption of the amendment;

(Note 3)

☒	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of notes required by statute and by the articles of incorporation were voted in favor at the amendment;

(Note 4)

☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 710;

(Note 4)

☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

(Note 4)

(INSERT AMENDMENT)

(Any article being amended is required to be set forth in its entirety.) (Suggested language for an amendment to change the corporate name is RESOLVED, that the Articles of Incorporation be amended to read as follows:)

(NEW NAME)

All changes other than name, include on page 2

(over)

Resolution

RESOLVED, that ARTICLE FOUR, Paragraph 1, of the Corporation’s Articles of Incorporation be amended to read in its entirety as follows:

Paragraph 1: The authorized shares are:

Class	Par Value Per Share	Number of Shares Authorized
Common	N/A	2,000,000
Preferred	$2.50	1,000,000

3.	The manner in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (if not applicable, insert “No change”)

No Change

4.	(a) The manner in which said amendment effects a change in the amount of paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert “No change”)

No Change

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert “No change”)

No Change

	Before Amendment	After Amendment
Paid-in Capital	$	$

(Complete either item 5 or 6 below)

5.	The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated December 7 19 92		Utility Supply of America, Inc.

attested by	X /s/ Kathleen E. Graham	by	/s/ Michael J. Graham
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	Kathleen E. Graham, Sect’y		Michael J. Graham, President
	(Type or Print Name and Title)		(Type or Print Name and Title)

6	If amendment is authorized by the incorporators, the incorporators must sign below.

OR

If amendment is authorized by the directors and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated                                         , 19

Form BCA-1.15 (Rev. Jan. 1991)	STATEMENT OF CORRECTION	File # 5551- 791-6
George H. Ryan Secretary of State Department of Business Services Springfield, IL 62758 Telephone (217) 782-1832 Remit payment in check or money order, payable to “Secretary of State.”	Filed JUL 22, 1991 GEORGE H. RYAN SECRETARY OF STATE	SUBMIT IN DUPLICATE This space for use by Secretary of State Date 7/22/91
License Fee
		Franchise Tax	$
		Filing Fee	$25.00
		Penalty	$
Interest
Approved: /S/ ILLEGIBLE

1.	CORPORATE NAME: Utility Supply of America, Inc.

2.	STATE OR COUNTRY OF INCORPORATION: Illinois

3.	Title of document to be corrected: Articles of Incorporation

4.	Date erroneous document was filed by Secretary of State: May 11, 1989

5.	Inaccuracy, error or defect:

(Briefly identify the error and explain how it occurred. Use reverse side or add one or more sheets of this size if necessary.)

The Articles of Incorporation are inaccurate as to the consideration to be received for the shares issued. Originally stated as $25,000, the actual amount is $1,000.

6.	Corrected portion(s) of the document in corrected form:

(If there is not sufficient space to cover this point, use reverse side or add one or more sheets of this size.)

ARTICLE FIVE The number of shares to be issued initially, and the consideration to be received by the corporation therefor, are:

Class	Par Value Per share	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
Common	N/A	300	$1,000.00

7.	The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms.

Dated June 25 , 19 91		Utility Supply of America, Inc. (Exact name of Corporation)

attested by	/s/ Robert T. Geras	by	/s/ Michael J. Graham
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	Robert T. Geras, Secretary		Michael J. Graham, President
	(Type or Print Name and Title)		(Type or Print Name and Title)

Form BCA-10.30 (Rev. Jan. 1991)	ARTICLES OF AMENDMENT		File # 5551- 791-6
George H. Ryan Secretary of State Department of Business Services Springfield, IL 62758 Telephone (217) 782-1832 Remit payment in check or money order, payable to “Secretary of State.”	Filed MAY 13 1991	PAID MAY 14, 1991 GEORGE H. RYAN SECRETARY OF STATE	SUBMIT IN DUPLICATE This space for use by Secretary of State Date 5-13-91
			Franchise Tax	$
			Filing Fee	$25.00
			Penalty	$
Approved: /S/ ILLEGIBLE

1.	CORPORATE NAME. Utility Supply of America, Inc.

(Note 1)

2.	MANNER OF ADOPTION:

The following amendment of the Articles of Incorporation was adopted on February 14, 1991 in the manner indicated below (“X” one box only)

☐	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected or by a majority of the board of directors in accordance with section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued by shareholder action not being required for the adoption of the amendment;

(Note 3)

☐	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

(Note 4)

☐	By the shareholder in accordance with Section 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

(Note 4)

☒	By the shareholders, in accordance with Section 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by the shareholders entitled to vote on this amendment.

(Note 4)

(INSERT AMENDMENT)

(Any article being amended is required to be set forth in its entirety. Suggested language for an amendment to change the corporate name is RESOLVED, that the Articles of Incorporation be amended to read as follows:)

(NEW NAME)

All changes other than name, include on page 2

Resolution

(attached hereto as page 2a)

2

3.

No change

4.	(a) The manner in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in-Surplus and is equal to the total of these accounts) is as follows: (if not applicable, insert “No change”)

No change

(b) The amount of paid-in-capital (Paid-in-Capital replaces the terms Stated capital and Paid-in-Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (if not applicable, insert “No change’)

No change

	Before Amendment	After Amendment
Paid-in Capital	$	$

(Complete either item 5 or 6 below)

5.	The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated Feb 14 19 91		Utility Supply of America, Inc.
(Exact name of Corporation)

attested by	/s/ K. T. Geras	by	/s/ Michael J. Graham
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	K. T. Geras, Sec		Michael J. Graham, President
	(Type or Print Name and Title)		(Type or Print Name and Title)

6.	If amendment is authorized by the incorporators, the incorporators must sign below.

OR

If amendment is authorized by the directors and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated                                         , 19

RESOLUTION

BE IT RESOLVED, that ARTICLE FOUR of the Corporation’s Articles of Incorporation be amended to read, in its entirety, as follows:

Paragraph 1: The authorized shares are:

Class	Per Value Per Share	Number of Shares Authorized
Common	N/A	1,000,000
Preferred	$2.50	1,000,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

See Exhibit “A” attached hereto for the terms of the Preferred Stock.

UTILITY SUPPLY OF AMERICA, INC.

PREFERRED STOCK TERMS

Part 1. Dividends.

Dividends will be paid to the holders of the Preferred stock when and as declared by the Board of Directors of the Corporation (the “Company”) to the extent permitted under the Business Corporation Act of 1983, as amended. There are no dividend preferences applicable to the Preferred Stock over any Junior Securities.

Part 2. Liquidation.

Upon any liquidation, dissolution or winding up of the Company, the holders of Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value (plus accrued and unpaid dividends) of all Shares outstanding, and the holders of Preferred Stock will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Company, the Company’s assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value (plus accrued and unpaid dividends) of the Preferred Stock held by each such holder. The Company will mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Preferred Stock. Neither the consolidation or merger of the Company into or with any other corporation or corporations, nor the sale or transfer by the Company of all or any part of its assets, nor the reduction of the capital stock of the Company, will be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Part 2.

Part 3. Conversion Rights.

3A. The holder of any Preferred Stock may convert pursuant to this Part 3 all or any (in whole number of shares of Preferred Stock only) of the holder’s Preferred Stock at any time after the date of issuance. The Preferred Stock shall be converted into Common Stock on a share for share basis.

3B. Each conversion of Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Preferred Stock to he converted have been surrendered at the principal office of the Company. At such time as such conversion has been effected (“Conversion Time”), the rights of the holder of such Preferred Stock as such holder will cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

3C. As soon as possible, but not more than 20 days, after the Conversion Time, the Company will deliver to the converting holder:

(i) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion;

(ii) payment in cash in an amount equal to the sum of all dividends for each share of Preferred Stock converted, whether earned or declared, calculated cumulatively on a daily basis through and including the Conversion Time, which shall not earlier have been paid; and

Exhibit “A”

(iii) a certificate representing any Preferred Stock which shall have been represented by the certificate or certificates which shall have been delivered to the Company in connection with such conversion but which shall not have been converted.

3D. If any fractional interest in a share of Common Stock would, except for the provisions of this paragraph 3D, be deliverable upon any conversion, the Company, in lieu of delivering the fractional share therefor, shall pay an amount equal to the then current market price of such fractional interest as of the date of conversion.

3E. Company Covenants:

(i) The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock or otherwise, solely for the purpose of issue upon the conversion of the Preferred Stock as provided in this Part 3, such number of shares of Common Stock as shall than be issuable upon the conversion of all outstanding Preferred Stock. All shares of Common Stock which shall be so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges. The Company will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation or any requirements of any domestic stock exchange (except for official notice of issuance which will be immediately transmitted by the company upon issuance) upon, which shares of Common Stock or other shares of the same class may be listed.

(ii) The Company will not take any action which would result in any adjustment of the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock if the total number of shares of Common Stock issuable after such action upon conversion of the Preferred Stock then outstanding, together with the total number of shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized and not reserved for any purpose other then the purpose of issue upon conversion of such shares of Preferred Stock.

(iii) If any shares of Common Stock required to be reserved for the purposes of conversion of the Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or state law (other than any registration under the Securities Act of 1933, as then in effect, or any similar Federal statute then in force, or any state securities law, required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered, listed or approved for listing on such domestic securities exchange, as the case may be.

(iv) The issuance of certificates for shares of Common Stock upon conversion of shares of Preferred Stock shall be made without charge to the holders of such shares of Preferred Stock for any issuance tax in respect thereof, or other coat incurred by the Company in connection with such conversion and the related issuance of shares of Common Stock; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares of Preferred Stock converted.

(v) The company will not close its books against the transfer of any shares of Preferred Stock or of any share of common Stock issued or issuable upon the conversion of shares of Preferred Stock in any manner which interferes with the timely conversion of Preferred Stock.

3F. Adjustments.

(a) Subdivisions. If the company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the conversion ratio in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon conversion of the Preferred Stock will be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Cowen Stock, the conversion ratio in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon conversion of the Preferred Stock will be proportionately decreased.

(b) Reorganization, Reclassification, Consolidation, Merger or Sale. Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance reasonably satisfactory to the holders of shares of the Preferred Stock representing a majority of the Common Stock obtainable upon conversion of all of the Preferred Stock then outstanding) to ensure that each of the holders of the Preferred Stock will have the right to acquire and receive in lieu of or in addition to the shares of Common Stock immediately acquirable and receivable upon the conversion of such holder’s Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately issuable and receivable upon exercise of such holder’s shares of Preferred Stock had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the holders of shares of the Preferred Stock representing a majority of the Common Stock obtainable upon conversion of all of the Preferred Stock then outstanding) with respect to such holders’ rights and interests to insure that the provisions of this Part 3F hereof will thereafter be applicable to the Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor company or purchasing company is other than the Company, an immediate adjustment of the conversion ratio or price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of the Preferred Stock, if the value so reflected is less than the conversion ratio or price in effect immediately prior to such consolidation, merger or sale). The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor company (if other than the Company) resulting from consolidation or merger or the company purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of shares of Preferred Stock representing a majority of the Common Stock obtainable upon conversion of all of the shares of Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(c) Certain Events. If any event occurs of the type contemplated by the provisions of this Part 3F but not expressly provided for by such provisions, then the Company’s board of directors will make an appropriate adjustment in the conversion ratio or price and the number of shares of Common Stock obtainable upon conversion of the Preferred Stock so as to protect the rights of the holders of the Preferred Stock.

(d) Notices.

(i) Immediately upon any adjustment of the conversion ratio or price, the Company will give written notice thereof to the holder.

(ii) The Company will give written notice to the holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii) The Company will also give written notice to the holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation will take place.

Part 4. Definitions. The following terms have meanings set forth below:

“Common Stock” means the Company’s Common Stock and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company; provided that for purposes of the conversion of the Preferred Stock, “Common Stock” means shares of the company’s Common Stock.

“Junior Securities” means any of the Company’s equity securities other than the Preferred Stock.

“Liquidation Value” of any Share as of any particular date will be equal to its purchase price as it may be adjusted from time to time by the holders of the Preferred Stock and the Company.

“Organic Change” means any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company’s assets to another person which is effected in such a way that a holder of Common Stock is entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

“Person” means an individual, a partnership, a joint venture, a corporation, joint stock company, association, a trust, an unincorporated organization and a government or any department or agency or political subdivision thereof.

Part 5. Voting Rights.

The holders of the Preferred Stock shall be entitled to vote, together with the holders of the Common Stock and all other holders of the voting stock of the Company, on all matters presented to such holders, and each share of Preferred Stock shall entitle the holder thereof to one vote.

Part 6. Registration of Transfer.

The Company will keep at its principal office a register for the registration of Preferred. Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Company will, at the request of the record holder of such certificate, execute and deliver (at the Company’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

Part 7. Replacement.

Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder will, be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate the Company will (at its expense) execute and deliver in lieu of such certificate new certificate of like kind representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Part 8. Amendment and Waiver.

No amendment, modification or waiver will be binding or effective with respect to any provision hereof without the prier written consent of a majority of the Preferred Stock outstanding at the time such action is taken; provided that no such action will change (a) the rate at which or the manner in which dividends on the Preferred Stock accrue or the times at which such dividends become payable or the amount payable on redemption of the Preferred Stock, or the times at which redemption of Preferred Stock is to occur, without the prior written consent of the holders of at least 85% of the Preferred Stock then outstanding or (b) the percentage required to approve any change described in clause (a) above, without the prior written consent of the holders of at least 85% of the Preferred Stock then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Company with another company unless the Company has obtained the prior written consent of the holders of the applicable percentage of the Preferred stock then outstanding.

Part 9. Notices.

Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Company, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the Company’s stock register (unless otherwise indicated by any such holder).

BCA-2.10(Rev. Jul. 1984)		File #
	JIM EDGAR Secretary of State State of Illinois ARTICLES OF INCORPORATION	This Space For Use By Secretary of State
		Date: 5-11-89 License Fee Franchise Fee Filing Fee Clerk	$12.50 $25.00 $10.00 $42.50

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE    The name of the corporation is Utility Supply of America, Inc.

                                                                                                                  (Shall contain the word “corporation”, “company”, “incorporated”,

                                         ________________________________________________________________________________________________________

                                         “limited”, or an abbreviation thereof)

ARTICLE TWO    The name and address of the initial registered agent and its registered office are:

Registered Agent

Michael	J.	Graham
First Name	Middle Name	Last Name

Registered Office

2335 Sanders Road
Number	Street	Suite # (A.P.O. Box ____ is not acceptable)

Northbrook, IL 60062		Cook
City	Zip Code	Country

ARTICLE THREE     The purpose or purposes for which the corporation is organized are:

If not sufficient space to cover this point add one or more sheets of this size.

The transaction of any or all lawful business for which corporations may be incorporated under the Illinois Business Corporation Act of 1983.

ARTICLE FOUR    Paragraph 1: The authorized shares shall be:

Class	*Par Value per share	Number of shares authorized
Common	N/A	100,000

Paragraph 2: The preferences, qualification, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

If not sufficient space to cover this point, add one or more sheets of this size.

ARTICLE FIVE    The number of shares to be issued initially, and the consideration to be received by the corporation therefor, are:

Class	*Par Value per share	Number of shares Proposed to be Issued	Consideration to be received therefor
Common	N/A	300		$25,000.00
			$
			$
			$
		TOTAL	$

*	A declaration as to a “par value” is optional. This space may be marked “n/a” when no reference to a par value is desired.

ARTICLE SIX    OPTIONAL

The number of directors constituting the initial board of directors of the corporation is                     , and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Name	Residential address
Michael J. Graham	2335 Sanders Rd. Northbrook IL 60062

ARTICLE SEVEN    OPTIONAL

(a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$
(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$
(c) It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be:	$
(d) It is estimated that the gross amount of business which will be transacted from places of business in the State of Illinois during the following year will be:	$

ARTICLE EIGHT    OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other than perpetual, etc.

NAMES & ADDRESSES OF INCORPORATORS

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated    May 1, 1989

	Signatures and Names		Post Office Address

1	/s/ Michael J. Graham	1.	2335 Sanders Road
	Signature		Street

	Michael J. Graham	1.	Northbrook, IL 60062
	Name (please print)		City/Town State Zip

2		2.
	Signature		Street

	Name (please print)		City/Town State Zip

3		3.
	Signature		Street

Name (please print)	City/Town State Zip

(Signatures must be in ink on original document. Carbon copy, xerox or rubber stamp signatures may only be used on conformed copies)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by it’s President or Vice President and verified by him, and attested by its Secretary or an Assistant Secretary.